SCHEDULE 14A INFORMATION
                          Proxy Statement Pursuant to
              Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

/ / Preliminary Proxy Statement
                                         / / Confidential, for Use of the
                                             Commission Only
                                             (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            BDM INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:
     N/A

  2) Aggregate number of securities to which transaction applies:
     N/A

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


  4) Proposed maximum aggregate value of transaction:


  5) Total Fee paid:


/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

  2) Form, Schedule or Registration Statement No.:

  3) Filing Party:

  4) Date Filed:

[LOGO]
                                                      BDM INTERNATIONAL, INC.
                                                      1501 BDM WAY
                                                      McLEAN, VA 22102-3204
                                                      (703) 848-5000

                                                                  April 19, 1996

Dear Shareholder:

    On behalf of the Board of Directors and management of BDM International, Inc., I cordially invite you to attend the Annual Meeting of Shareholders on Friday, May 10, 1996, at 10:00 A.M. The Annual Meeting will be held in the Company's Conference Center at its offices at 1501 BDM Way, McLean, Virginia.

    At the meeting, we will report on important activities and accomplishments of the Company, including a review of 1995 financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on your Company and its activities. You will also have an opportunity to meet the directors and other executives of the Company.

    The meeting will also be devoted to the election of nine directors, approval of Coopers & Lybrand as the independent accountants for 1996, approval of the 1996 Employee Stock Purchase Plan and consideration of other business matters properly brought before the meeting.

    It is important that your shares be represented at the meeting whether or not you plan to attend. You can be sure that your shares are voted at the meeting in accordance with your preference by promptly completing, signing and returning your proxy form in the enclosed envelope.

                                          Sincerely,

                                          /s/ Philip Odeen

                                          Philip A. Odeen
                                          President

[LOGO]




                         NOTICE OF 1996 ANNUAL MEETING
                                OF SHAREHOLDERS

To the Shareholders of BDM International, Inc.:

    The 1996 Annual Meeting of Shareholders of BDM International, Inc. will be held in the Company's Conference Center at 1501 BDM Way, McLean, Virginia, on Friday, May 10, 1996, at 10:00 A.M. local time to consider and act on the following matters:

        1. Election of nine directors for the ensuing year;

        2. Approval of the 1996 Employee Stock Purchase Plan;

        3. Approval of the appointment of independent accountants for 1996; and

        4. Any other matters which may properly come before the meeting.

Shareholders of record at the close of business on March 29, 1996, are entitled to notice of and to vote at the meeting and any adjournments thereof.



                                          /s/ John F. McCabe

                                          John F. McCabe
                                          Secretary

April 19, 1996

 YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON OR BY PROXY.

                            BDM INTERNATIONAL, INC.
                                  1501 BDM WAY
                             MCLEAN, VIRGINIA 22102

                                                                  April 19, 1996

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BDM International, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on Friday, May 10, 1996, in the Company's Conference Center at 1501 BDM Way, McLean, Virginia, and any adjournments thereof. You can ensure that your shares are voted at the meeting by signing and returning the enclosed proxy form in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote. A shareholder who gives a proxy may revoke it at any time before the Annual Meeting by delivering to the Company a signed proxy bearing a later date or by voting in person at the Annual Meeting.

    The 1995 Annual Report to Shareholders, including financial statements for the year, is being mailed to shareholders with this Proxy Statement on or about April 19, 1996.

                               VOTING SECURITIES

    Shareholders of record at the close of business on March 29, 1996, are entitled to vote at the meeting. The voting securities of the Company consist of its Common Stock, of which 13,753,137 shares were outstanding on March 29, 1996. For all matters, each share of Common Stock outstanding on the record date will be entitled to one vote.

                           VOTE REQUIRED FOR APPROVAL

    If a quorum is present, the nine nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected as director. Shares with respect to which authority to vote for any nominee or nominees is withheld will not be counted in the total number of shares voted for such nominee or nominees. All other matters require for approval a majority of the votes of the shares present at the meeting in person or by proxy.

                             ELECTION OF DIRECTORS

    Nine directors are to be elected at the meeting, each to serve until the next Annual Meeting of Shareholders and until the director's successor is elected and qualified. It is intended that shares represented by valid proxies in the accompanying form will be voted for the election of the nominees named in the following pages, unless a contrary direction is indicated. All of the nominees are members of the present Board of Directors.

    The Board of Directors knows of no reason why any nominee for director may be unable to continue to serve as a director. If any nominee should for any reason be unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may recommend in his place, or the Board may reduce the number of directors to eliminate the vacancy.

                       NOMINEES FOR ELECTION AS DIRECTORS

    The following is certain information regarding the nine director nominees proposed for election, including their ages, positions with the Company and period of service as a director of the Company.

Dr. Jeanette Grasselli Brown    67    Director

    Dr. Brown has served as a Director of the Company since May 1995. Dr. Brown is a member of the Ohio Board of Regents. She was a Distinguished Visiting Professor and Director of Research Enhancement at Ohio University from 1989-95. From 1950 until her retirement in 1988, she was employed by BP America (formerly The Standard Oil Company) in various research positions. She retired as director of corporate research, environmental and analytical sciences. She is a member of the Board of Directors of AGA Gas, Inc., The BF Goodrich Company, McDonald & Company Investments and USX Corporation.

Frank C. Carlucci    65    Chairman of the Board and Director

    Mr. Carlucci has served as Chairman of the Board of Directors of the Company since October 1990. He is also a member of the Executive and Nominating Committees and Chairman of the Compensation Committee. Mr. Carlucci has been Chairman of the Board and a Managing Director of The Carlyle Group, L.P. (Carlyle), a Washington, D.C.-based private merchant bank, since 1993 and served as Vice Chairman of Carlyle from 1989 to 1993. Mr. Carlucci served as U.S. Secretary of Defense from 1987 to 1989 and has served in a number of other government positions, including Ambassador to Portugal, Deputy Secretary of Defense and Assistant to the President for National Security Affairs.

    Mr. Carlucci presently serves on the Board of Directors of a variety of corporations, including Ashland Oil, Inc., Bell Atlantic Corporation, CB Commercial Real Estate Group, Inc., General Dynamics Corporation, Kaman Corporation, Neurogen Corporation, Northern Telecom, Ltd., The Quaker Oats Company, SunResorts, Ltd., N.V., Texas Biotechnology Corp., Pharmacia & Upjohn, Inc. and Westinghouse Electric Corporation. He also presently serves on the Board of Directors of several privately held companies controlled by Carlyle.

William E. Conway, Jr.    46    Vice Chairman and Director

    Mr. Conway has served as Vice Chairman of the Board of Directors of the Company since October 1990. He is Chairman of the Audit Committee and a member of the Executive and Compensation Committees. Mr. Conway has been a Managing Director of Carlyle since 1987. Mr. Conway presently serves on the Board of Directors of GTS Duratek, Inc., Tracor, Inc., HighwayMaster Communications, Inc. and several privately held companies controlled by Carlyle.

Neil Goldschmidt    55    Director

    Mr. Goldschmidt has served as a Director of the Company since July 1993. He is also a member of the Nominating Committee. Mr. Goldschmidt is currently President of Neil Goldschmidt, Inc., a company focusing on strategic planning and problem solving for national and international businesses. From 1987 to 1991, Mr. Goldschmidt was Governor of Oregon. From 1981 to 1986, he served as Vice President of Nike International and President of Nike Canada. Mr. Goldschmidt served as Secretary of Transportation from 1979 to 1981 and as Mayor of Portland, Oregon from 1972 to 1979.

Walther Leisler Kiep    70    Director

    Mr. Kiep has served as a Director of the Company since January 1995. Mr. Kiep has been Managing General Partner of Gradmann & Holler, an insurance brokerage firm based in Stuttgart, Germany, since 1968. He is currently Chairman of the Supervisory Board of Industrieanlagen-Betriebsgesellschaft mit beschrankter Haftung (IABG) and Zeneca GmbH. He is a member of the

Supervisory Board of Volkswagen AG, Glunz AG, CS-Interglass, AG and Bau Assekuranz-Vermittlungs GmbH. He is a member of the Advisory Council of the Deutsche Bank AB and of Grunelius KG Privatbankiers, is Chairman of the International Advisory Board of Marsh & McLennan Companies and is a member of the International European Advisory Board of Fuji-Wolfensohn International.

Philip A. Odeen    60    President, Chief Executive Officer and Director

    Mr. Odeen has served as President, Chief Executive Officer and a Director of the Company since May 1992. He is Chairman of the Executive Committee. Mr. Odeen served with Coopers & Lybrand, an international auditing and consulting company, as Vice Chairman, Management Consulting Services, from 1991 to 1992, and as Managing Partner from 1978 to 1991. Mr. Odeen has served in a number of government positions, including Director, Program Analysis, of the National Security Council, and Principal Deputy Assistant Secretary of Defense.

Thomas G. Ricks    43    Director

    Mr. Ricks has served as a Director of the Company since December 1992. He is also a member of the Audit Committee. Mr. Ricks became President and Chief Executive Officer of The University of Texas Investment Management Company on March 1, 1996. He served as Vice Chancellor for Asset Management for The University of Texas System from 1992 to 1996. From 1988 to 1992, he served as Executive Director of Finance and Private Investments for The University of Texas System. Mr. Ricks is a member of the Board of Directors of DTM Corporation, LifeCell Corporation and Newfield Exploration Co.

Dr. William E. Sweeney, Jr.    57    Executive Vice President, Chairman of
Board, BDM Europe, BV; Manager and Chairman of the Management Board, IABG; and Director

    Dr. Sweeney has served as Executive Vice President and a Director of the Company since October 1990 and as Chairman of the Board of BDM Europe BV and General Manager and Chairman of the Management Board of IABG since 1993. Dr. Sweeney joined the Company in 1977 and has held a number of positions, including senior management positions in the Communications, Command and Control Division, the Communications Technology Group and the Systems Engineering and Development Organization.

Earle C. Williams    66    Director

    Mr. Williams has served as a Director of the Company since October 1990. He is also a member of the Nominating Committee. From 1972 until his retirement in 1992, Mr. Williams served as President and Chief Executive Officer of the Company. Mr. Williams is presently a member of the Board of Directors of GAMMA-A Technologies, Inc., GTS Duratek, Inc., Nortel Federal Systems, Inc. and The Parsons Corporation.

    In addition to the foregoing, Messrs. Odeen, Carlucci, Conway and Kiep and Dr. Sweeney currently hold various positions with one or more subsidiaries of the Company.

    Your Board of Directors recommends a vote FOR the election of the nine director nominees named above.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The Board of Directors of the Company met four times during 1995. Each director attended at least 75% of the aggregate of Board meetings and meetings held by committees on which he served, except for Messrs. Goldschmidt and Kiep, who attended one-half and one-quarter, respectively, of those meetings. The Board has four standing committees--Executive, Audit and Ethics, Compensation and Nominating. The Nominating Committee is composed of Messrs. Carlucci, Goldschmidt and Williams. Mr. Williams is Chairman of the Nominating Committee and Mr. Odeen is an ex officio member. The principal functions of the Nominating Committee are to review and determine the nominees for election as members of the Board of Directors; recommend candidates for approval of the Board to fill any vacancies in the Board; and evaluate the performance of each of the directors of the Corporation. The Committee considers suggestions from shareholders and other sources regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company.

    The Executive Committee, composed of Messrs. Carlucci, Conway and Odeen, did not meet in 1995, but took action on nine occasions by unanimous written consent. The Executive Commiteee may act, subject to certain limitations, on all matters concerning management of the business of the Company which may arise between scheduled Board of Directors meetings.

    The Audit and Ethics Committee, composed of Messrs. Conway and Ricks, met four times in 1995. The principal function of the Audit and Ethics Committee is to oversee the performance and review the scope of the audit performed by the Company's independent auditors. The Audit and Ethics Committee also reviews, among other things, the audit report and related findings and recommendations by the auditors and management's responses thereto, and the fees payable to the independent accountants for their services. Additionally, the Audit and Ethics Committee reviews and makes recommendations to the Board with respect to accounting matters, including financial reporting systems and internal accounting controls for the Company. In performing its duties, the Audit and Ethics Committee consults with the financial and accounting officers and the internal auditors of the Company, as well as the independent accountants.

    The Compensation Committee, composed of Messrs. Carlucci, Conway and John M. Slosar, met twice in 1995, and took action on eight occasions by unanimous written consent. The principal functions of the Compensation Committee are to determine the compensation of the President and Chief Executive Officer of the Company, review the compensation of all officers of the Company and officers of subsidiaries at the position of Senior Vice President and above, determine the aggregate cash bonus awards to key employees, administer the 1990 Stock Option Plan ("1990 Plan") and 1994 Stock Option Plan ("1994 Plan") and select key employees who will receive stock option grants and determine the terms of those grants.

    Messrs. Carlucci and Conway and each director who was not an officer of the Company or any of its subsidiaries was paid a director's fee at an annual rate of $24,000, plus $1,000 per day or any portion of a day for attendance at meetings of the Board of Directors and any committees of the Board of Directors, and $250 per hour (travel time excluded) for consulting services outside of such meetings and for visits to the Company's offices or other locations on behalf of the Company for any special purpose, at the request of the President of the Company. Directors are reimbursed for out-of-pocket expenses incurred to attend such meetings and to make such visits. In 1995, Mr. Slosar received consulting fees in the amount of $4,000 for services performed in connection with human resources initiatives.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Frank C. Carlucci, the Chairman and a Director of the Company, and William
E. Conway, Jr., Vice Chairman and a Director, are Managing Directors of Carlyle, which rendered financial advisory services to the Company during 1995.

    The Company has retained Carlyle to provide certain financial and investor-relations services, to assist management in evaluating corporate acquisition opportunities and financial strategies and to provide other similar services. In consideration of such services, the Company pays Carlyle an annual fee of $500,000 plus expenses, a portion of which is offset by the amount which ordinarily would be payable to Mr. Conway for services rendered in his capacity as Director of the Company. In addition, Carlyle serves as a financial advisor to the Company in connection with any acquisition, corporate reorganization, financing, stock offering or similar transaction by the Company, and has received fees commensurate with its services in connection with any such transaction. The Company paid Carlyle approximately $506,000, $505,000 and $535,000 for the provision of these services for the years ended December 31, 1995, 1994 and 1993, respectively.

    All future transactions (other than ordinary course transactions such as fixing salaries or awarding employee benefits) and loans between the Company and its directors, officers and principal stockholders will be ratified by a majority of the members of the Board of Directors not having any interest in the transactions and will be on terms believed to be no less favorable to the Company than those generally available from unaffiliated third parties.

                       1996 EMPLOYEE STOCK PURCHASE PLAN

    The Company intends to adopt, subject to obtaining all necessary approvals, the 1996 Employee Stock Purchase Plan (the "1996 Plan"). The purpose of the Plan is to provide an incentive for employees to remain in the employ of the Company and to devote their best efforts to its success by affording such employees an opportunity to acquire the Company's Common Stock in a convenient and advantageous manner and to maintain a continuing interest in the Company.

    The 1996 Plan permits the granting of rights to purchase a maximum of 500,000 shares of Common Stock per plan year, up to a maximum of 1,000,000 shares of Common Stock, subject to adjustments. The 1996 Plan authorizes the Company and certain of its subsidiaries to offer employees the right to purchase, through payroll deductions, shares of Common Stock in monthly intervals at a purchase price equal to the lower of 85% of the fair market value of the Common Stock on the offering date or 85% of the fair market value of the Common Stock at the end of each month during the offer period. Fair market value means the closing price of Common Stock as reported by a national securities exchange on which the shares of the Common Stock are traded on such date, including the Nasdaq National market, or, if there were no sales of Common Stock on that date, then on the next preceding date on which there were sales. The aggregate market value of the Common Stock issuable under the 1996 Plan is $37,750,000, computed with reference to the closing price of the Common Stock on the Nasdaq National Market as reported for April 10, 1996.

    The Company intends that each offer period shall be a period of six months, each running successively from the effective date of the 1996 Plan until all available shares are sold. Stock purchased under the 1996 Plan must be held for 90 days before it can be sold. All employees of BDM International, Inc. and its domestic subsidiaries, approximately 5,280 people, are eligible to participate. Employees may participate in the 1996 Plan by authorizing the Company to make payroll deductions, the total of which may not exceed $12,000 in any calendar year. An employee may not purchase in any calendar year shares of Common Stock which exceed $25,000, of fair market value of such stock (determined at the time the employee elects to participate). Shares will be held in separate accounts for the benefit of participants.

    The Plan will be administered by the Vice President, Human Resources of the Company. A participant will not have any rights as a shareholder until the shares purchased have been registered on the Company's transfer books. An employee's rights under the Plan are not transferable. The Board of Directors may terminate the Plan at any time, and in any case, the Plan shall terminate no later than April 30, 2001.

    Subject to approval of shareholders, the Board of Directors has approved the adoption of the 1996 Plan. To be approved, this action must be authorized by a majority of the shares outstanding entitled to vote thereon.

    Management will present to the meeting the following resolution:

        "RESOLVED, that the adoption of the 1996 Employee Stock Purchase Plan by the Company be and is hereby approved."

    Your Board of Directors recommends a vote FOR this proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth beneficial ownership of the Company's Common Stock at March 29, 1996 by (i) each stockholder known by the Company to be the beneficial owner of more than five percent of Common Stock, (ii) each Director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table and (iv) all executive officers and Directors of the Company as a group. Unless otherwise indicated, all shares are owned directly and the indicated owner has sole voting and dispositive power with respect thereto. Unless otherwise indicated, the address of each person is the Company's principal executive office.

                                                                                SHARES OF
                                                                             COMMON STOCK(1)
      DIRECTORS, OFFICERS AND                                            -----------------------
          5% STOCKHOLDERS                                                  NUMBER     PERCENTAGE
      -----------------------                                              ------     ----------
The Carlyle Group, L.P.(2)............................................   3,830,000       27.8%
Philip A. Odeen(3)....................................................     163,936        1.2
Dr. William E. Sweeney, Jr.(4)........................................     135,382        1.0
Earle C. Williams.....................................................      71,056        *
William E. Conway, Jr.................................................      42,309        *
Frank C. Carlucci(5)..................................................      37,173        *
Roy V. Woodle(6)......................................................      32,786        *
John A. Corsiglia.....................................................      27,418        *
C. Thomas Faulders, III(7)............................................      19,805        *
Neil Goldschmidt......................................................       6,349        *
John M. Slosar........................................................       5,190        *
Helmut Sonnenfeldt....................................................       2,000        *
Dr. Hans Mark.........................................................       1,623        *
Dr. Jeanette Grasselli Brown..........................................       1,371        *
Walther Leisler Kiep..................................................           0        *
Thomas G. Ricks.......................................................           0        *
All Directors and Executive Officers
  as a group (total 16 persons).......................................     572,880        4.1

- ------------
  * Less than 1% of the outstanding Common Stock.

 (1) Pursuant to the regulations of the Securities and Exchange Commission
     (SEC), shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares whether or not such person has any pecuniary interest in such shares or the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

 (2) Includes 3,235,000 shares of Common Stock held by The Carlyle Partners Leveraged Capital Fund I, L.P. (The Carlyle Fund), 500,000 shares of Common Stock held by BDM Acquisition Partners II, L.P. (BDM Partners II) and 95,000 shares of Common Stock held by BDM Acquisition Partners, L.P. (BDM Partners). Carlyle is the sole General Partner of The Carlyle Fund, BDM Partners II and BDM Partners. TWC Virginia, Inc. is the sole General Partner of Carlyle. Frank C. Carlucci is Chairman and a Managing Director and William E. Conway, Jr. is a Managing Director of Carlyle. Messrs. Carlucci and Conway are each Directors and stockholders of the Company.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)
 (3) Includes 6,000 shares held by The Philip and Marjorie Odeen Charitable Remainder Unitrust, of which Mr. Odeen is the sole trustee. Also includes options to purchase 42,970 shares of Common Stock granted under the 1990 Plan which are currently exercisable.

 (4) Includes 106,000 shares held by the William E. Sweeney, Jr. & Elizabeth W. Sweeney Revocable Trust, of which Dr. Sweeney and his wife are the sole trustees. Also includes options to purchase 28,667 shares of Common Stock granted under the 1990 Plan which are currently exercisable.

 (5) Voting power for 37,173 of these shares is shared with Mr. Carlucci's wife.

 (6) Includes options to purchase 24,084 shares of Common Stock granted under the 1990 Plan which are currently exercisable.

 (7) Includes options to purchase 5,790 shares and 6,250 shares of Common Stock granted under the 1994 Plan and the MISO Plan, respectively, which are currently exercisable.

    The Carlyle Fund, BDM Partners II and BDM Partners, three limited partnerships controlled by Carlyle, have, in the aggregate, approximately 28% of the Company's voting power. Consequently, Carlyle will continue to exercise significant influence on the election of the directors of the Company and the outcome of all matters submitted to a vote of the Company's stockholders, as well as on the Company's management, operations and policies.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table contains information on compensation for the years ended December 31, 1995, 1994 and 1993 paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company, other than the Chief Executive Officer, whose aggregate salary and bonus exceeded $100,000 during such years (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 RESTRICTED
            NAME AND                                            OTHER ANNUAL       STOCK                      ALL OTHER
       PRINCIPAL POSITION         YEAR    SALARY    BONUS(2)   COMPENSATION(3)   AWARDS(4)    OPTIONS(5)   COMPENSATION(6)
       ------------------         ----   --------   --------   ---------------   ----------   ----------   ---------------
Philip A. Odeen.................  1995   $400,000   $300,000       $   -0-        $    -0-      20,000         $66,033
 President and Chief Executive    1994    400,000    175,000           -0-             -0-      10,000          66,033
 Officer                          1993    400,000    175,000           -0-             -0-      10,000          65,972
C. Thomas Faulders, III (1).....  1995    183,333    175,000           -0-         431,000      30,000             458
 Executive Vice President,        1994        N/A        N/A           N/A             N/A         N/A             N/A
 Treasurer                        1993        N/A        N/A           N/A             N/A         N/A             N/A
 and Chief Financial Officer
John A. Corsiglia(1)............  1995    288,212         --           -0-             -0-       5,000           5,213
 Former President and             1994    300,019     30,000           -0-             -0-      10,000           7,106
 Chief Executive Officer, BDM     1993    230,784     75,000        87,543         131,000      10,000           4,719
 Technologies
Dr. William E. Sweeney, Jr......  1995    240,000         --       177,973             -0-         -0-           5,933
 General Manager, IABG            1994    241,258    145,000       116,551             -0-      10,000           7,040
                                  1993    215,747    125,000        46,084             -0-       5,000           6,999
Roy V. Woodle...................  1995    250,000    106,000           -0-             -0-       5,000          62,720
 President and Chief Executive    1994    250,000    106,000           -0-             -0-       5,000          60,834
 Officer, Vinnell                 1993    212,083    111,253           -0-             -0-      12,000          68,657

- ------------

(1) Mr. Faulders joined the Company in April 1995. The bonus award shown for Mr. Faulders includes a $25,000 bonus paid in connection with his employment. Mr. Corsiglia joined BDM Technologies in February 1993 and resigned in October 1995. Mr. Faulders has served as acting President of BDM Technologies since October 1995.

(2) Bonus awards are reflected in the year to which they are attributable and not the year in which they are actually paid.

(3) Fringe benefit amounts are omitted to the extent the aggregate value of such benefits is less than 10% of salary and bonus, or $50,000. The amount shown for Mr. Corsiglia reflects primarily reimbursement of relocation expenses. The amounts shown for Dr. Sweeney reflects reimbursement of relocation expenses, and for 1994 and 1995, also reflects a cost of living allowance, quarters allowance and exchange rate fluctuation allowance associated with his overseas assignment.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)
(4) Restricted stock awards were issued pursuant to the Management Incentive Stock ("MIS") Program under which certain members of management were granted options to purchase Common Stock at an exercise price of $.01 per share. These options vest over a period greater than three years. The options are subject to forfeiture in the event certain tenure and, in part, certain Company performance criteria are not met. The amounts shown represent the full dollar value of the shares of Common Stock based on the fair market value on the date of grant, less the $.01 per share exercise price, regardless of whether the shares were actually purchased. At December 31, 1995, Mr. Odeen, Dr. Sweeney and Mr. Woodle held 100,000, 87,500 and 7,500 shares of restricted Common Stock respectively, worth, $2,899,000, $2,536,625 and $217,425, respectively. The value of the Common Stock ownership at year-end is based on the last reported sales price of the Common Stock on December 29, 1995, as reported by the NASDAQ National Market less the $.01 per share exercise price paid by the named executive officer upon purchase thereof. The shares of restricted stock are entitled to the same dividends as all other outstanding shares of Common Stock. See "Dividend Policy."

(5) The options listed for Mr. Odeen represent shares of Common Stock issuable upon exercise of options granted under the 1990 Plan, of which 8,334 shares, 3,334 shares, 8,333 shares, 5,783 shares, 8,333 shares and 8,853 shares vested in December 1993, March 1994, December 1994, March 1995, December 1995 and March 1996, respectively. An additional 6,810 shares, 5,790 shares, 5,790 shares and 3,640 shares will vest in each of March 1997, 1998, 1999 and 2000, respectively. The options listed for Mr. Faulders represent shares of Common Stock issuable upon exercise of options granted under the 1994 Plan, of which 5,790 shares will vest in each of May 1996, 1997, 1998, 1999 and 2000, and options for 1,050 shares of Common Stock become exercisable in May 2001. The options listed for Dr. Sweeney represent shares of Common Stock issuable upon exercise of options granted under the 1990 Plan, of which 5,667 shares, 1,667 shares, 5,667 shares, 5,001 shares 5,666 shares and 4,999 shares vested in December 1993, March 1994, December 1994, March 1995, December 1995 and March 1996, respectively, and an additional 3,333 shares will vest March 1997. The options listed for Mr. Woodle represent shares of Common Stock issuable upon exercise of options granted under the 1990 Plan, of which 2,500 shares, 4,000 shares, 2,500 shares, 5,667 shares, 2,500 shares and 6,917 shares vested in November 1993, March 1994, November 1994, March 1995, November 1995 and March 1996 respectively, and an additional 2,916 shares, 1,250 shares and 1,250 shares will vest in each of March 1997, 1998 and 1999, respectively.

(6) Amounts shown for 1995 include the dollar value of the life insurance premiums paid on behalf of Messrs. Odeen and Corsiglia, Dr. Sweeney and Mr. Woodle for the last fiscal year, which amounts are $6,500, $5,213, $5,500 and $5,616, respectively. Amounts shown for 1995 also include $2,310, $458, $433 and $1,562 of employer matched salary deferral contributions to the 401(k) Savings Plan for Messrs. Odeen and Faulders, Dr. Sweeney and Mr. Woodle, respectively. The amount shown for 1995 for Mr. Woodle includes a contribution of $11,542 on his behalf to the Vinnell Corporation Retirement Plan (the "Vinnell Plan"), a defined contribution money purchase plan. The amounts shown for 1995 for Messrs. Odeen and Woodle also include a contribution of $57,223 and $44,000, respectively, to a defined contribution supplemental executive retirement plan ("SERP") on their behalf.

    The following table sets forth information regarding grants of stock options by the Company during the fiscal year ended December 31, 1995 to the Named Executive Officers:

                                   OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                            --------------------------------------------------     POTENTIAL REALIZED VALUE OF
                             NUMBER OF     % OF TOTAL                             ASSUMED ANNUAL RATES OF STOCK
                            SECURITIES      OPTIONS      EXERCISE                     PRICE APPRECIATION FOR
                            UNDERLYING     GRANTED TO    OR BASE                           OPTION-TERM
                              OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION   --------------------------------
     NAME                     GRANTED     FISCAL YEAR     ($/SH)       DATE         0%         5%         10%
     ----                   -----------   ------------   --------   ----------   --------   --------   ----------
Philip A. Odeen...........    20,000 (1)        5%        $17.25      3/10/05    $          $216,969   $  549,841
C. Thomas Faulders, III...    30,000 (1)        7          17.25       5/5/05                325,453      824,762
                              25,000 (2)        6            .01       6/5/99     431,000    702,211    1,118,301
John A. Corsiglia.........     5,000 (1)        1          17.25      3/10/05                 54,242      137,460
Dr. William E. Sweeney....            0         0            N/A          N/A                    -0-          -0-
Roy V. Woodle.............     5,000 (1)        1          17.25      3/10/05                 54,242      137,460

- ------------

(1) The above options granted in 1995 were granted under the 1990 Plan, except for those options granted to Mr. Faulders, which were granted under the 1994 Plan. Mr. Odeen's options become exercisable in 1996 for 1,320 shares of Common Stock, in 1997 for 3,460 shares of Common Stock, in 1998 for 5,790 shares of Common Stock, in 1999 for 5,790 shares of Common Stock and in 2000 for 3,640 shares of Common Stock. For Mr. Faulders, options for 5,790 shares of Common Stock become exercisable in each of 1996, 1997, 1998, 1999 and 2000, and options for 1,050 shares of Common Stock become exercisable in 2001. Mr. Woodle's options vest and become exercisable at the rate of 33 1/3% per year over the course of three years from the date of grant.

(2) Options granted under the MIS Plan. Options for 6,250 shares of Common Stock become exercisable in each of 1996, 1997, 1998 and 1999.

    In February 1996, the Company granted options to purchase an aggregate of 40,000 shares of Common Stock to the Named Executive Officers.

    The following table provides information regarding the exercise of options during the fiscal year ended December 31, 1995 by the Named Executive Officers:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                             SHARES                         OPTIONS AT FY-END                    AT FY-END
                           ACQUIRED ON      VALUE      ---------------------------   ---------------------------------
    NAME                    EXERCISE     REALIZED(3)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE(4)   EXERCISABLE(4)
    ----                   -----------   -----------   -------------   -----------   ----------------   --------------
Philip A. Odeen..........     --    (1)     --             30,883         34,117        $  433,343         $775,407
C. Thomas Faulders,
  III....................     --    (1)     --             30,000         --               352,500          --
                              --    (2)     --             25,000         --               724,750          --
                           -----------   -----------       ------      -----------   ----------------   --------------
                              --            --             55,000         --             1,077,250          --
John A. Corsiglia........     10,001(1)    182,516         --             --              --                --
Dr. William E. Sweeney...     --    (1)     --              8,332         23,668           148,308          530,442
                              12,500(2)    215,000         --             --              --                --
Roy V. Woodle............     --    (1)     --             12,333         17,167           199,411          374,464
                               2,500(2)     61,383            -0-            -0-               -0-              -0-

- ------------

(1) Option activity and/or status of options granted under the 1990 Plan and 1994 Plan.

(2) Option activity and/or status of options granted under the MIS Program.

(3) The values disclosed in this column is based on the fair market value of the Common Stock on the date of exercise less the exercise price.

(4) The values disclosed in these columns are based on the last reported sales price of the Common Stock on December 29, 1995, as reported by the Nasdaq National Market.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    For fiscal year 1995, the Compensation Committee of the Board of Directors made all determinations with respect to executive officer compensation. Messrs. Carlucci, Conway and Slosar, each a Director of the Company, served as members of the Compensation Committee in 1995. The Company is not aware of any Compensation Committee interlocks.

    Messrs. Carlucci and Conway, are Chairman and Vice Chairman of the Company, respectively, stockholders of the Company and Managing Directors of Carlyle. Mr. Conway owns more than 10% of the capital stock of the general partner of Carlyle. Carlyle is the general partner of The Carlyle Fund, BDM Partners and BDM Partners II, stockholders of the Company.

    The Company has retained Carlyle to provide certain financial and investor-relations services, to assist management in evaluating corporate acquisition opportunities and financial strategies and to provide other similar services. In consideration of such services, the Company pays Carlyle an annual fee of $500,000 plus expenses, a portion of which is offset by the amount which ordinarily would be payable to Mr. Conway for services rendered in his capacity as Director of the Company. In addition, Carlyle serves as a financial advisor to the Company in connection with any acquisition, corporate reorganization, financing, stock offering or similar transaction by the Company, and has received fees commensurate with its services in connection with any such transaction. The Company paid Carlyle approximately $506,000, $505,000 and $535,000 for the provision of these services for the years ended December 31, 1995, 1994 and 1993, respectively.

                                RETIREMENT PLAN

    The BDM Retirement Plan (the "Retirement Plan") is a defined benefit plan funded entirely by the Company. The retirement benefit formula, coupled with expected benefits from Social Security, is designed to provide a defined level of income during retirement. All employees of BDM Federal, Inc. and BDM Technologies, Inc. who complete a specified number of hours of employment in a plan year are eligible to participate in the Retirement Plan. Under the Retirement Plan, the normal retirement age is 60. Employees are eligible for early retirement at age 55, if they have completed 24 months of active, regular, full-time employment. Participants in the Retirement Plan are generally entitled upon retirement to a benefit equal to the sum of (a) for each year of benefit accrual service for plan years after December 25, 1989, 1.4% of annual compensation up to the 35-year average of the Social Security-covered compensation plus 1.82% of annual compensation in excess of the 35-year average of the Social Security-covered compensation and (b) 1.44% of average annual compensation up to the 35-year average of the Social Security-covered compensation for 1989, plus 2% of the average annual compensation in excess of the 35-year average of the Social Security-covered compensation for 1989 multiplied by the number of years of benefit accrual service for plan years prior to December 26, 1989. The maximum number of years of benefit accrual service allowed in making the calculation is 20.

    The Company intends to supplement the benefit payments to Messrs. Odeen and Woodle under the Company's retirement plans through a defined contribution SERP. An annual contribution will be credited to accounts established in the Company for Messrs. Odeen and Woodle in the amounts of $57,223 and $44,000, respectively, which are expected to provide an actuarially determined benefit when Messrs. Odeen and Woodle reach the age of 65, that, when combined with the benefits from the Company's retirement plans, will equal $90,000 per year.

    The Company intends to supplement the benefit payment to Mr. Faulders and Dr. Sweeney under the Retirement Plan through a defined benefit SERP to the extent necessary to ensure that such individuals who retire on or after their normal retirement age with 20 or more years of benefit service receive a stated target retirement benefit of 45% of average compensation for the five highest consecutive years of such individuals' employment.

    The years of benefit accrual service under the Retirement Plan and the estimated maximum anticipated annual benefits at normal retirement date for the Named Executive Officers participating in the Retirement Plan, as of December 31, 1995, are presented in the table below. The estimated maximum anticipated annual benefits at normal retirement date for each of such officers who are participants in the SERP as of December 31, 1995 are also presented. In calculating benefits at retirement, annual compensation has been estimated based on no escalation of current plan year compensation. Benefit payments may be subject to a legislated ceiling at the time of retirement.

                                                                       ESTIMATED ANNUAL
                                                                      BENEFIT UNDER THE          ESTIMATED
                                                CURRENT YEARS OF     BDM RETIREMENT PLAN       ANNUAL BENEFIT
                                     CURRENT    BENEFIT ACCRUAL      AT NORMAL RETIREMENT      UNDER THE SERP
               NAME                  AGE(1)         SERVICE                (AGE 60)                 (3)
               ----                  -------    ----------------    ----------------------    ----------------
Philip A. Odeen...................      60              4                  $ 14,675               $ 62,300
C. Thomas Faulders, III...........      46              1                    37,500                 91,811
John A. Corsiglia.................      46              3                       N/A                    N/A
Dr. William E. Sweeney, Jr........      57             19                    60,295                 98,284
Roy F. Woodle(2)..................      60             --                     --                    47,464

- ------------

(1) As of December 31, 1995.

(2) Mr. Woodle does not participate in the Retirement Plan.

(3) Benefits for Messrs. Odeen and Woodle are calculated based on retirement at age 65. Benefits for Mr. Faulders and Dr. Sweeney are calculated based on retirement at age 60.

               1990 STOCK OPTION PLAN AND 1994 STOCK OPTION PLAN

    The 1990 Stock Option Plan and 1994 Stock Option Plan (the "Option Plans") provide for the grant to officers and key employees of options to purchase up to 1,562,500 shares of Common Stock and 1,000,000 shares of Common Stock, respectively. The options granted under the Option Plans may either qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or, subject to the approval of the Compensation Committee, be non-qualified options. The Option Plans are designed to promote the interests of the Company and its stockholders by providing selected officers and key employees with additional incentive and opportunity to increase their proprietary interest in the Company, thereby increasing their personal interest in its continued progress and success. The purchase price of the shares of Common Stock covered by each option is determined by the Compensation Committee, but, in the case of an incentive stock option, the price may not be less than 100% of the fair market value of Common Stock on the date the incentive option is granted and in any event not less than the par value of the Common Stock. Unless otherwise provided in a non-qualified stock option agreement, options terminate ten years from the date of grant. The Board of Directors may suspend or terminate the Option Plans at any time and, subject to certain limitations, amend the Option Plans or any options granted thereunder, except that no amendment requiring stockholder approval under the provisions of
Section 422 of the Code and related regulations relating to incentive stock options will be effective without approval of the stockholders.

    The following table contains information on options granted in 1995 and 1996 under the Option Plans:

                                                          1990 PLAN               1994 PLAN
                                                    ---------------------   ----------------------
                                                      DOLLAR      NUMBER      DOLLAR       NUMBER
                                                      VALUE      OF UNITS      VALUE      OF UNITS
                                                    ----------   --------   -----------   --------
Philip A. Odeen(1)...............................      580,000     20,000            --          0
               (2)...............................      755,000     20,000            --          0
C. Thomas Faulders, III(1).......................           --          0       870,000     30,000
                       (2).......................      586,250     15,000                        0
John A. Corsiglia(1).............................      145,000      5,000                        0
                 (2).............................                       0                        0
Dr. William E. Sweeney, Jr.(1)(2)................                       0                        0
Roy F. Woodle(1).................................      145,000      5,000                        0
             (2).................................                               188,750      5,000
Current Executive Officers as a Group(1).........      986,000     34,000       870,000     30,000
                                     (2).........    1,333,104     35,314       346,772      9,186
Non-Executive Officer Directors(1)(2)............           --          0            --          0
                                                            --          0            --          0
Non-Executive Officer Employees(1)...............    4,028,100    138,900                  190,050
                               (2)...............      226,500      6,000    13,267,238    351,450

(1) Options granted in 1995.

(2) Options granted in 1996.

    The following is a general description of Federal income tax consequences related to non-qualified stock options and incentive stock options granted under the Option Plans.

NON-QUALIFIED OPTIONS

    No income will be realized by an optionee upon the grant of a non-qualified stock option under the Option Plans. Upon the exercise of a non-qualified stock option, an optionee will realize ordinary income, subject to withholding, in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option price. An optionee who is subject to "short swing" trading rules under Section 16 of the Exchange Act which apply to purchases and sales within any six-month period (an executive officer or director of the Company) will, unless the optionee elects otherwise within 30 days of exercise, recognize income at the earlier of (i) the time when the optionee is permitted to sell the Common Stock at a profit without being subject to suit under the Exchange Act, or (ii) the lapse of the six month liability period. The income recognized will be the excess of the Common Stock's fair market value at such time over the option price, and any dividends the optionee receives on Common Stock before that time will be taxable as compensation. The Company will be entitled to deduct as compensation the amount realized by the optionee as ordinary income in the same year as that amount is taxable to the optionee. If the Common Stock acquired upon exercise of the non-qualified stock option is later sold or exchanged, the difference between the sales price and the optionee's tax basis for such stock (generally the fair market value of the Common Stock on the date the optionee recognizes income from the exercise of the non-qualified stock option) will be taxable as a long-term or short-term capital gain or loss, depending upon the period the Common Stock was held. The holding period of Common Stock acquired on exercise of a non-qualified option will begin on the day after the day upon which income is recognized.

    If an optionee elects to utilize shares of Common Stock already owned by the optionee as payment for all or part of the purchase price of shares to be acquired upon the exercise of a non-qualified stock option, then, to the extent the number of shares acquired upon exercise of the non-qualified option does not exceed the number of already-owned shares exchanged, no gain or loss will be realized by the optionee on such exchange, the holding period of the shares received (for purposes of determining whether there is a long-term or short-term gain or loss upon a subsequent disposition of the shares) will include the holding period of the shares surrendered, and the tax basis of the shares received will equal the tax basis of the shares surrendered. If the number of shares acquired upon exercise of the non-qualified option exceeds the number of already-owned shares exchanged, the optionee will be taxed on the additional shares as described above, realizing ordinary income on the receipt of such additional shares in an amount equal to the fair market value of such additional shares less any cash paid for them. The holding period for such additional shares will commence on the day after the date the option is exercised or, in the case of optionees subject to Section 16(b) of the Exchange Act who do not elect otherwise, on the day after the earlier of (i) the date the six-month Section 16(b) liability period ends or
(ii) the date when a sale of the shares will not subject the optionee to suit under Section 16(b).

INCENTIVE STOCK OPTIONS

    No income will be realized by an optionee upon either the grant or exercise of an incentive stock option under the Option Plans, provided that the optionee was an employee of the Company or a subsidiary of the Company for the entire period from the date of grant of the incentive stock option until thirty days (or such longer period permitted by the Plan) before the date of exercise. This is true whether the exercise price is paid in cash or by the tender of Common Stock in payment of the purchase price. However, the difference between the option price and the fair market value of the Common Stock at the time of exercise is includible in alternative minimum taxable income in calculating any alternative minimum tax liability. In the case of optionees subject to Section 16(b) of the Exchange Act (executive officers and directors of the Company) who do not elect otherwise, the fair market value measurement date for alternative minimum tax purposes will occur on the earlier of (i) the date the six-month
Section 16(b) liability period ends or (ii) the date when a sale of the shares will not subject the optionee to suit under Section 16(b).

    If the optionee does not dispose of the Common Stock acquired upon exercise of the incentive stock option for at least two years from the date the incentive stock option is granted and at least one year after the Common Stock is issued to him, all gain subsequently realized upon the disposition of the Common Stock will be treated as long-term capital gain, and any loss will be treated as a long-term capital loss. If these holding periods are met, the Company will not be entitled to any deduction on account of the grant or exercise of the incentive stock option.

    If the optionee disposes of the Common Stock acquired pursuant to the incentive stock option within either two years from the date of grant or one year from the date of exercise, then the optionee will realize ordinary income in the amount of the excess, if any, of the fair market value of the Common Stock on the date of exercise over the option price except that if his actual profit (amount realized less option price) is less and the disposition is a sale or exchange for which a tax loss, if sustained, would be permitted, only such actual profit will be included in ordinary income. The amount of additional gain realized, if any, on such disposition will be taxable as a long-term or short-term capital gain, depending upon the period the optionee has held the Common Stock. The Company will be entitled to a deduction equal to the amount of ordinary income taxable to the optionee.

    Where, in an option exercise, the optionee tenders Common Stock as all or part of the purchase price, to the extent that the number of shares received does not exceed the number of shares surrendered, the optionee's tax basis and holding period for the shares received will be the same as those for the shares surrendered. The tax basis for the shares received in excess of the shares surrendered would equal any cash paid for them, and the holding period would commence on the day after the date of exercise of the incentive stock option. An optionee's use of stock acquired upon exercise of an incentive stock option as payment upon the exercise of an incentive stock option will be treated as a disqualifying, or early, disposition of such stock if the transferred stock is used prior to the date all applicable holding period requirements are satisfied. A disqualifying disposition of such stock would result in the recognition of ordinary income, but not any additional capital gain, and the tax basis of the number of shares received which is equal to the number of shares surrendered will be increased by the amount of ordinary income recognized.

PERFORMANCE GRAPH

    The following graph shows changes over the past five-year period (BDM became an independent company in October 1990, and the Common Stock of the Company was registered under Section 12(g) of the Exchange Act on April 29, 1994) in the value of $100 invested in: (1) BDM Common Stock; (2) the Standard & Poor's 500 Index; and (3) an industry group of 12 other information systems and technology services companies: American Management Systems, Inc., Analysis & Technology, Inc., Analysts International Corp., CACI International Inc., Computer Horizons Corp., Computer Sciences Corp., Computer Task Group, Inc., EDS Corp., Keane Inc., Logicon, Inc., Nichols Research Corp., and Systems and Computer Technology Corp. The values of each investment are based on share price appreciation plus dividends, with reinvestment of dividends. The calculations exclude trading commissions and taxes.




                                  [GRAPH]





                                                                    FISCAL YEARS ENDED DECEMBER 31
                                                                 ------------------------------------
                                                                 1991    1992    1993    1994    1995
                                                                 ----    ----    ----    ----    ----
BDM International, Inc........................................   100     100     162     229     552
S&P 500.......................................................   100     108     118     120     165
Industry Group................................................   100     124     151     186     292

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company is composed entirely of independent outside directors. The members of the Committee are Frank C. Carlucci, Chairman, William E. Conway, Jr. and John M. Slosar. Messrs. Carlucci and Conway have been members of the Committee since October 24, 1990, and Mr. Slosar became a member of the Committee on March 9, 1993.

    The Committee has the following authority and responsibilities: reviewing and recommending to the Board the compensation of members of the Board of Directors of the Company; determining the compensation of the President, including fringe benefits and incentive compensation; reviewing and making recommendations concerning the compensation of all officers of the Company other than the President of the Company; and reviewing the compensation of all employees of any wholly owned subsidiary of the Company who are at an executive level in such subsidiary company.

    The Committee annually evaluates salary compensation and incentive compensation in the form of cash bonus awards and incentive stock options. Such evaluations are made following a review of the Company's financial performance, results of operations, contract awards and proposal activity and the achievement of business goals. In order to ensure that BDM's salaries are competitive with the marketplace, the Company participates in five or six executive compensation surveys on an annual basis. By benchmarking its executive positions to related positions within the industry, the Company ensures that not only its salaries but its total compensation is competitive. This information is reviewed on an annual basis.

    Compensation is given to executive officers (including the named executive officers) in the form of salary, cash bonus incentive compensation awards, and stock option awards under the 1990 Plan, the 1994 Plan, and the vesting of Management Incentive Stock under the MIS Program (together, the "Plans"). As noted elsewhere in this Proxy Statement, receipt of shares under the MIS Program is dependent on the continued employment of such executives through the vesting dates of such shares and, in part, the Company meeting certain financial performance goals.

    The Plans are designed to allow certain key employees, upon whose efforts the Company is dependent for the successful conduct of its business, to derive financial benefit from the appreciation in the value of the Company's stock and to take a proprietary interest in the Company. The financial reward derived at the time of the sale of the shares should serve as an incentive for the employee to continue employment and increase his or her efforts. Stock options are designed to motivate, retain and reward employees with meaningful financial gains, tied to Company performance, in exchange for a sustained (multi-year) contribution to the Company. The primary purpose of the cash bonus incentive program is to reward individual performance, in the context of the Company performance, evaluated over the last calendar year. Thus, cash bonuses are essentially a short-term incentive program.

    Evaluation factors for 1995 incentives were as follows. With respect to cash bonus incentive compensation, awards were made on the basis of 1995 performance in the following key contribution areas, where appropriate: generating revenue, direct labor, and profit in accordance with individual projections and goals; developing new or expanded market positions; and capturing significant business that builds a new base for the future. The executives were also evaluated in terms of leadership and overall performance in the following applicable areas: human resources development, including mentoring, training, meeting equal employment opportunity and affirmative action goals, and reducing turnover; teamwork and cooperation within the Company; resource management, including the human resources of his or her organizational unit, as well as the effective utilization of the Company's administrative resources; organizational effectiveness and discipline (meaning that his or her organization runs smoothly according to established Company policies and procedures); and overall effectiveness, both within the Company and externally with clients and the business community. Certain executives of the Company have a portion of their incentive compensation determined based on the financial and other performance of the Company as a whole.

    Awards of incentive stock options to executive employees for 1995 were based on current performance, as well as factors related to expected future performance and contributions to the Company. In addition to the specific performance and leadership evaluation, the full range of considerations included, where appropriate: the potential for increased contribution during 1996; the expected level of achievement and contribution in years after 1996; the contribution of the employee to the Company as a whole; the amount of incentive stock options and the Management Incentive Stock rights held by the employee relative to his or her peers; and the importance (motivational value) of incentive stock options to the employee.

    Philip A. Odeen was employed as President and Chief Executive Officer of the Company, effective May l, 1992. The compensation of Mr. Odeen was initially determined by the Committee at the time of his employment with the Company. Mr. Odeen's annual salary was established at a rate of $400,000. His incentive compensation related to 1995, in the form of a cash bonus approved February 23, 1996, and incentive stock options granted February 23, 1996, was based on the Company's performance in 1995. The Committee determined to increase Mr. Odeen's annual salary to $500,000 effective January 1, 1996. See Summary Compensation Table above.

                                          COMPENSATION COMMITTEE



                                          FRANK C. CARLUCCI
                                          WILLIAM E. CONWAY, JR.
                                          JOHN M. SLOSAR



                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Subject to shareholders' approval, the Board of Directors has appointed Coopers & Lybrand as the Company's independent accountants for the year ending December 31, 1996. Such reappointment is recommended by the Audit and Ethics Committee.

    Management will present to the meeting the following resolution:

        "RESOLVED, that the appointment by the Board of Directors of the firm Coopers & Lybrand as independent accountants for the year ending December 31, 1996, be and is hereby approved."

    Your Board of Directors recommends a vote FOR this proposal.

    A representative of Coopers & Lybrand is expected to attend the Annual Meeting of Shareholders, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish to the Company copies of all such reports. Based solely on its review of the copies of such reports received by it, the Company believes that during fiscal year 1995, Messrs. Faulders and Odeen each submitted late one Form 4. Each Form 4 reported late one acquisition of Common Stock.

                                 OTHER BUSINESS

    The Company is not aware of any business or matter to be presented at the Annual Meeting of Shareholders other than as stated herein.

                            MANNER OF VOTING PROXIES

    The shares represented by all valid proxies that are received prior to the vote at the meeting will be voted in the manner specified on the proxies. Where specific choices are not indicated, the shares represented by all valid proxies that are received will be voted: (a) FOR the nominees for director named earlier in this Proxy Statement, (b) FOR the approval of the 1996 Employee Stock Purchase Plan and (c) FOR approval of the appointment of Coopers & Lybrand as independent public accountants for the year ending December 31, 1996. If any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

                                 OTHER MATTERS

    Proxies may be solicited by directors, officers and employees by mail, telephone, telegraph or in person, and solicitation costs will be paid by the Company. Copies of this Proxy Statement and of the 1995 Annual Report to Shareholders will be supplied by the Company to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and the Company will reimburse such record holders for their reasonable expenses in connection therewith. Returned proxies will be processed and tabulated under the supervision of independent Inspectors of Election.

                           1997 SHAREHOLDER PROPOSALS

    In order for shareholder proposals to be eligible for inclusion in the Company's Proxy Statement for the 1997 Annual Meeting of Shareholders, they must be received by the Company at its principal office, 1501 BDM Way, McLean, Virginia 22102-3204, by December 20, 1996.

                             BDM INTERNATIONAL, INC.

                        1996 EMPLOYEE STOCK PURCHASE PLAN











                           Effective as of May 1, 1996

                             BDM INTERNATIONAL, INC.
                        1996 EMPLOYEE STOCK PURCHASE PLAN



     1.   Purpose. The purpose of the BDM International Inc. 1996 Employee Stock
          -------
Purchase Plan (Plan) is to provide an incentive for Eligible Employees to remain in the employ of the Corporation and to devote their best efforts to its success by affording such employees an opportunity to acquire the Corporation's Common Stock in a convenient and advantageous manner and to maintain a proprietary interest in the Company.

     2.   Definitions.  Whenever used in the Plan:
          -----------

          (a) "Alternative Offering Price" means 85 percent of the Fair Market Value of Common Stock on the last day of each month of the Offer Period.

          (b) "Beneficiary" means the person designated by an Eligible Employee, in accordance with Section 12 (e), to make the elections prescribed in
Section 12 (d) in the event of such Eligible Employee's death.

          (c) "Board" means the Board of Directors of BDM International, Inc. or an authorized Committee of the Board.

          (d)    "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means the Committee on Employee Benefits of the Corporation.

          (f) "Common Stock" means the common stock, par value $.01 per share, of BDM International, Inc.

          (g) "Compensation" means the regular, base salary received by an Eligible Employee from the Corporation.

          (h) "Corporation" means BDM International, Inc. and such of its Subsidiaries existing as of the effective date of the adoption of the Plan, or thereafter acquired, as may be designated from time to time by the Board.

          (i) "Disability" means total disability as defined in the long term disability plan of the corporation.

          (j) "Eligible Employee" means any employee of BDM International, Inc. and such additional Subsidiary or Subsidiaries as shall be determined by the Board to participate in the Plan.

          (k) "Fair Market Value" means the closing price of Common Stock as reported by a national securities exchange on which the shares of the Common Stock are traded on such date, including the Nasdaq National Market, or, if there were no sales of Common Stock on that date, then on the next preceding date on which there were sales.

          (l) "Offer Period" means the period of six calendar months for each offering made under the Plan during which payroll deductions shall be made from the Compensation of Eligible Employees granted an option under the offering.

          (m) "Offering Date" means the first day of any Offer Period for any offering made under the Plan.

          (n) "Offering Price" means 85% of the Fair Market Value of Common Stock on an Offering Date.

          (o) "Plan" means the BDM International, Inc. 1996 Employee Stock Purchase Plan, as amended from time to time.

          (p) "Plan Administrator" means the person appointed by the Board to administer the Plan in accordance with Section 3.

          (q) "Plan Trustee" means First Chicago Trust Company of New York or a successor plan trustee selected by the Committee.

          (r) "Purchase Date" means the date on which the Plan Trustee credits the Eligible Employee's account (customarily the last business day of each calendar month) for shares purchased under the plan.

          (s) "Retirement" means retirement under the BDM Retirement Plan or any pension plan of a Subsidiary.

          (t) "Subsidiary" means a subsidiary corporation of BDM International, Inc. as defined in Section 424 (f) of the Code.

     3.   Administration
          --------------

          (a) The Board shall appoint the Vice President, Human Resources, of the Corporation to serve as Plan Administrator. Except where the Plan specifically reserves the determination of matters to the Board or the Committee, the Plan shall be administered by the Plan Administrator. In addition to his or her duties with respect to the Plan stated elsewhere in the Plan, the Plan Administrator shall have full authority, consistently with the Plan, to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as he or she deems desirable and to make all other determinations necessary or desirable for the administration of the Plan. Except as provided in paragraph (b), all decisions, determinations and interpretations of the Plan Administrator shall be binding upon all persons participating in the Plan.

          (b) If a claim for benefits under the Plan is wholly or partially denied by the plan Administrator the claimant may request the Committee to review the denial of his or her claim. The Committee shall make a decision and furnish such decision to the claimant and the Plan Administrator within a reasonable period of time after the request for review is made. All decisions of the Committee shall be final and binding upon all persons participating in the Plan.

          (c) It is intended that the Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Code. The Plan Administrator shall administer the Plan in such a manner as to carry out this intention.

     4.   Shares Subject to the Plan. The aggregate number of shares of Common
          ----------------------------
Stock which may be purchased pursuant to options granted under the Plan is 1,000,000 shares, subject to adjustment pursuant to Section 18. No more than 500,000 shares of Common Stock may be purchased in any 12-month period. The maximum number of shares of Common Stock which may be purchased by any Eligible Employee during any Offer Period pursuant to options granted under the Plan is 1,000 shares. All options granted pursuant to the Plan shall be subject to the same rights and privileges. The shares of Common Stock delivered by the Corporation pursuant to the Plan may be previously issued shares reacquired by the Corporation or authorized but unissued shares. If any option expires or terminates for any reason without having been exercised in full, the shares covered by the unexercised portion of such option shall again be available for options within the limit specified above.

     5.   Offerings.  Subject to the provisions of the Plan, the Board shall
          ---------
from time to time in its discretion make offerings to Eligible Employees to purchase Common Stock under the Plan. The terms and conditions for each such offering shall specify the Offering Date, the Offering Price, the Offer Period and the number of shares of Common Stock that may be purchased under the offering.

     6.   Number of Shares Employee May Purchase.
          ---------------------------------------

          (a) Pursuant to any offering made under the Plan, and subject to the provisions of the Plan, no Eligible Employee may be granted an option to purchase shares of Common Stock under the Plan

(or any other employee stock purchase plan within the meaning of Section 423 of the Code) which would permit him or her to purchase shares of Common Stock which exceeds $25,000 of Fair Market Value of such stock (determined at the time such option was granted) for each calendar year for which such option was outstanding. The Board may change from time to time the total dollar limit of shares that may be purchased by an Eligible Employee for each calendar year for which such option was outstanding; provided, however, that such changes shall satisfy the requirements of Sec.423(b)(8) of the Code.

          (b) No Eligible Employee may be granted an option to purchase shares of Common Stock under the Plan if such Eligible Employee, immediately after the option is granted, would own stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Corporation or its Subsidiaries. For purposes of determining stock ownership under this paragraph, the rules of Section 424 (d) of the Code shall apply and stock which the Eligible Employee may purchase under outstanding stock options shall be treated as stock owned by such Eligible Employee.

     7.   Method of Participation.
          ------------------------

          (a) The Plan Administrator shall give notice to Eligible Employees of each offering of options to purchase shares of Common Stock pursuant to the Plan and the terms and conditions for each offering.

          (b) Subject to the limitations contained in Sections 4 and 6, each Eligible Employee who desires to accept all or any part of the option to purchase shares of Common Stock under an offering shall signify his or her election to do so by authorizing the Corporation, in the form and manner prescribed by the Plan Administrator, to make payroll deductions each payroll period, which amounts when multiplied by the number of payroll periods in a calendar year shall not exceed $12,000. Cash payments in lieu of or in addition to payroll deductions are not permitted under the Plan. The minimum payroll deduction shall be $20 per month. Such election and authorization shall continue in effect unless and until such Eligible Employee changes his or her payroll deductions or terminates his or her employment with the Corporation, as provided in Section 8 and 12 respectively, or the Plan is terminated.

          (c) The Board may change from time to time the minimum and maximum dollar limits of payroll deductions set forth in Section 7(b) of the Plan; provided, however, that such changes shall satisfy the requirements of Sec.423(b)(8) of the Code.

      8.   Payroll Deductions.
           -------------------

           (a) The dollar amount of Compensation elected by each Eligible Employee for the purchase of shares of Common Stock covered by the option granted to such Eligible Employee in any offering shall be deducted during the Offer Period specified in the offering through regular payroll deductions, and shall be credited to an account maintained in his or her name. The dollar amount of Compensation so deducted may be increased or decreased by the Eligible Employee at any time during the Offer Period subject to the limitations set forth in Section 7(b) of the Plan, and changes shall be effective as soon as administratively practical.

           (b) At any time during the Offer Period for any offering, an Eligible Employee granted an option to purchase shares of Common Stock under such offering may direct the Corporation to suspend further payroll deductions with respect to such option, in which case all payroll deductions with respect to such option shall cease. In that event, any amounts already credited to his or her account during the month in which such suspension occurs shall be retained by the Corporation until the end of such month, at which time such amounts shall be used to purchase Shares under the option in accordance with Section 9. An Eligible Employee who has suspended further payroll deductions may direct the Corporation to reinstate deductions at any time during the Offer Period. An Eligible Employees's election to suspend payroll deductions, or to reinstate deductions, shall be made by the filing of a notice with the Plan Administrator in the form and manner and within the time period prescribed by the Plan Administrator, and such changes shall be effective as soon as administratively practical.

      9.   Exercise of Options and Purchase of Shares.
           -------------------------------------------

           (a) Unless an Eligible Employee granted an option under any offering has subsequently suspended payroll deductions pursuant to Section 8, such option shall be deemed to have been exercised as of the last day of each month in the Offer Period for such offering and shall become on each such date an irrevocable obligation to purchase Common Stock in accordance with the provisions of the Plan. The number of shares of Common Stock, including fractional shares, purchased each month by each such Eligible Employee shall be determined by dividing (i) the amount (including all payroll deductions and any dividends paid by the Corporation on shares credited to such Eligible Employees's account) accumulated in his or her account during such month by (ii) the lower of the Offering Price or the Alternative Offering Price, but in no event shall the aggregate number of shares purchased in all months in any Calendar Year exceed the maximum number of shares such Eligible Employee was entitled to purchase pursuant to the limitations provided in Section 6. The shares of Common Stock purchased by each such Eligible Employee pursuant to this
Section 9 shall be credited to such Eligible Employee's account, and shall be held in such account until withdrawn or distributed pursuant to Section 10, 12 or 2.0, whichever is applicable.

           (b) If, with respect to any offering made under the Plan, Eligible Employees participating in the offering would otherwise become eligible at the end of any month during the Offer Period for such offering to purchase more than the aggregate number of shares of Common Stock specified by the Board for that offering, the Plan Administrator shall adjust the aggregate number of shares purchased by Eligible Employees participating in the offering on a pro rata basis so as not to exceed such specified number of shares, and any amounts remaining in the accounts of Eligible Employees shall be refunded in cash as soon as practicable thereafter.

      10.  Withdrawal of Shares.
           ---------------------

           (a) An Eligible Employee may at any time elect to withdraw part or all of the shares of Common Stock, except fractional shares, held in his or her account pursuant to Section 9; provided, however, that any shares withdrawn have been held in his or her account for a period of at least 90 days from the date of purchase. This holding period requirement shall not apply to Withdrawals made by an Eligible Employee whose employment terminates because of death, Disability or Retirement, or whose employment is involuntarily terminated by the Corporation. As soon as practicable thereafter, a certificate for the number of whole shares which such Eligible Employee has elected to withdraw shall be issued to him or her. No certificate for fractional shares shall be issued and the value of any such fractional shares, as determined by the Plan Trustee, shall be paid in cash.

           (b) An Eligible Employee's election to withdraw shares of Common Stock pursuant to paragraph (a) shall be made by the filing of a notice with the Plan Administrator in the form and manner prescribed by the Plan Administrator. The Plan Trustee may charge a reasonable fee for each transaction pursuant to this section, Section 12 or Section 20.

      11.  Executive Officers and Directors.
           ---------------------------------

           In addition to the other requirements of the Plan, each Eligible Employee who is an executive officer or director of the Corporation for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended, shall be subject to the following additional requirements and limitations:

           (a) Any such person making withdrawals pursuant to Section 10 hereof must (i) cease further purchases pursuant to the Plan for six months from the date of any withdrawal, or (ii) hold all shares of Common Stock so withdrawn for a period of six months; provided, however, that extraordinary distributions of all shares of Common Stock held in the Plan and distributions in connection with death, Retirement, Disability, termination of employment or a qualified domestic relations order (as defined in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder) shall not be subject to the foregoing requirement.

           (b) Any such person ceasing participation in the Plan may not resume participation in the Plan for a period of six months.

           (c) Any such person acquiring shares of Common Stock must hold all, and may not dispose of any, shares of Common Stock acquired for a period of at least six months.

      12.  Rights Upon Death Or Other Termination of Employment.
           -----------------------------------------------------

           (a) If the employment of an Eligible Employee granted an option to purchase shares of Common Stock under any offering terminates during the Offer Period for such offering because of death, Disability or Retirement, the Eligible Employee or, if applicable, such Eligible Employee's Beneficiary or the executor or administrator of such Eligible Employee's estate, may elect to (i) cancel the option, in which event the Corporation shall distribute the balance in such Eligible Employee's account as soon as practicable thereafter, or (ii) exercise the monthly installment of the option for the month during which such termination of employment occurs, in which event any amounts already credited to such Eligible Employees's account during such month shall be retained by the Corporation until the end of such month, at which time such amounts shall be used to purchase shares under the option in accordance with Section 9, and as soon as practicable thereafter the Corporation shall distribute the balance of such account.

           (b) If the employment of an Eligible Employee granted an option under any offering terminates for any reason other than death, Disability or Retirement, the Corporation shall distribute such Eligible Employees's account as soon as practicable thereafter.

           (c) If shares of Common Stock represent any portion of the balance in an Eligible Employees's account which is required to be distributed pursuant to paragraph (a) or (b) of this section, the Eligible Employee or, if applicable, such Eligible Employee's Beneficiary or the executor or administrator of such Eligible Employees's estate, may elect to receive a distribution of such shares, in which event a certificate for such shares shall be issued, provided that no certificate for fractional shares shall be issued and the value of any such fractional shares, as determined by the Plan Trustee, shall be distributed in cash.

           (d) An election pursuant to paragraph (a) or (b) of this section shall be made by the filing of a notice with the Plan Administrator in the form and manner and within the time period prescribed by the Plan Administrator- If no such notice is filed within the time period prescribed by the Plan Administrator, (i) in the case of the election provided in paragraph (a), the Corporation shall treat the option as canceled in accordance with subdivision
(i) of that paragraph, and (ii) in the case of the election provided in paragraph (c), the Plan Trustee shall distribute certificates for the shares in accordance with subdivision (i) of that paragraph.

           (e) Each Eligible Employee may designate a Beneficiary, in the form and manner prescribed by the Plan Administrator, to make the elections prescribed in paragraph (d) of the section in the event of such Eligible Employee's death. Such Beneficiary designation may be changed by the Eligible Employee at any time. If there is no valid Beneficiary designation at the time of the Eligible Employee's death (because the designated Beneficiary predeceased the Eligible Employee or for any other reason), the election shall be made by the executor or administrator of the Eligible Employees's estate.

      13.  Shareholder Rights.    An Eligible Employee granted an option to
           ------------------
purchase shares of Common Stock under the Plan shall not be entitled to any rights as a shareholder with respect to any shares covered by such option until such shares shall have been registered on the transfer books of BDM International, Inc. in the name of such person.

      14.  Rights Not Transferable. An Eligible Employee's rights under the Plan
           -----------------------
are exercisable, during his or her lifetime, only by such employee and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer such rights shall be void and shall automatically cause the option held by the Eligible Employee to be terminated. In such event, any cash remaining in the account of such Eligible Employee shall be refunded to him or her.

      15.  Notice of Premature Disposition. If within two years after the date
           --------------------------------
of grant of an option to an Eligible Employee under the Plan or within one year after the transfer of shares of Common Stock to such Eligible Employee on any exercise of the option, the Eligible Employee makes a disposition (as defined in Section 424 (c) of the Code) of shares of such Common Stock, such Eligible Employee shall notify the Plan Administrator within 10 days after such disposition.

      16.  Use of Proceeds. The proceeds received by the Corporation from the
           -----------------
sale by it of shares of Common Stock to persons exercising options pursuant to the Plan will be used for the general purposes of the Corporation.

      17.  Laws Regulation and Listings. All rights granted or to be granted to
           ------------------------------
Eligible Employees under the Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the Shares of Common Stock reserved for the Plan including without limitation, there being a current registration statement covering the offer of shares of common Stock purchasable under options on the last day of each month during the Offer Period applicable to such options. If a registration statement shall not then be effective, the term of such options and the Offer Period shall be extended until the first business day after the effective date of such registration statement, or post-effective amendment thereto, but in no event later than 27 months after the date such options were granted. In addition, all rights are subject to the due listing of such shares of Common Stock on any stock exchanges where the Common Stock is listed.

      18.  Adjustment Upon Changes in Capitalization. If there is a change in
           -------------------------------------------
the number or kind of outstanding shares of Common Stock of BDM International, Inc. by reason of a stock dividend, stock split up, recapitalization, merger, consolidation, combination or other similar event, appropriate adjustments shall be made by the Board to the number and kind of shares subject to the Plan, the number and kind of shares under options then outstanding, the maximum number of shares available for options, the Offering Price and Alternative Offering Price, and other relevant provisions, to the extent that the Board, in its sole discretion, determines that such change makes such adjustments necessary or equitable.

      19.  No Employment Rights. Nothing in the Plan shall confer upon any
           ----------------------
employee of the Corporation any right to continued employment, or interfere with the right of the Corporation to terminate his or her employment at any time.

      20.  Termination; Amendments.
           ------------------------

           (a) The Board may at any time terminate the Plan. Unless the Plan shall previously have been terminated by the Board, it shall terminate on April 30, 2001. No option may be granted after such termination. Upon termination of the Plan, shares of Common Stock held in the accounts of Eligible Employees shall be issued to them, and cash, if any, remaining in such accounts shall be refunded to them, unless such shares and cash are transferred to a successor plan, if any, at the election of the Eligible Employee.

           (b) The Board may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law.

           (c) Except as provided in Section 17, no such amendment of the Plan shall, without the approval of the shareholders of BDM International, Inc.: (i) increase the maximum number of shares which may be purchased pursuant to options granted under the Plan: (ii) reduce the price at which shares of Common Stock Subject to options granted under the Plan may be purchased; (iii) change the definition of Subsidiaries eligible to participate in the Plan; (iv) change the class of persons eligible to participate in the Plan; or (v) materially increase the benefits accruing to participants in the Plan.

           (d) No termination or amendment of the Plan shall, without the consent of an Eligible Employee, adversely affect the Eligible Employee's rights under any option previously granted under the plan.

      21.  Effective Date. The Plan shall become effective upon approval by the
           ----------------
Board; provided, however, that the Plan shall be submitted to the shareholders of BDM International, Inc. for approval in accordance with Delaware Corporate Law, and if not approved by the shareholders shall be of no force and effect. No offering to purchase shares of Common Stock shall be made under the Plan unless and until such shareholder approval shall have been obtained.

      IN WITNESS WHEREOF, the Corporation has caused the Plan to be duly
executed by its officers as of the           day of May, 1996.



(SEAL)


Attest:                             BDM INTERNATIONAL, INC.





- ------------------------------      -------------------------------
John F. McCabe                      Philip A. Odeen
Secretary                           President and
                                    Chief Executive Officer

[BDM LOGO]      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                FRIDAY, MAY 10, 1996.


P The undersigned hereby constitutes and appoints Phillip A. Odeen and John F. McCabe, and each of them, his or her true and lawful agents
R and proxies with full powers of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of BDM
O INTERNATIONAL, INC., to be held at the headquarters of the Company, 1501 BDM Way, McLean, Virginia, on Friday, May 10, 1996, at 10:00
X a.m., and at any adjournments thereof, on all matters coming before said meeting.
Y

          Election of Directors, Nominees:   Dr. Jeanette Grasselli Brown   Philip A. Odeen
                                             Frank C. Carlucci              Thomas G. Ricks
                                             William E. Conway, Jr.         Dr. William E. Sweeney, Jr.
                                             Neil Goldschmidt               Earle C. Williams
                                             Walther Leisler Kiep


          You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations. The Proxies named above cannot vote your shares unless you sign and return this card.

                               - FOLD AND DETACH HERE -

  X       Please mark your
          votes as in this
          example.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

                   FOR    WITHHELD                        FOR  AGAINST  ABSTAIN                      FOR  AGAINST  ABSTAIN
 1. Election of                      2. Approval of 1996                         3. Approval of
    Directors                           Employee Stock                              Appointment of
    (see reverse)                       Purchase Plan                               Independent
                                                                                    Accountants

For except vote withheld from the following nominee(s):




- --------------------------------------------------------


SIGNATURES: ____________________________DATE:________
NOTE: Please sign exactly as name appears hereon.    The signer hereby revokes
      Joint owners should each sign. When signing    all proxies heretofore
      as attorney, executor, administrator, trustee  given by the signer to
      or guardian, please give full title as such.   vote at said meeting or
                                                     any adjournment thereof.

                              - FOLD AND DETACH HERE -



                DIRECTIONS TO BDM INTERNATIONAL, INC. FROM:
AIRPORTS:

o DULLES INTERNATIONAL AIRPORT
  Dulles Toll Road East to Exit 8 (Spring Hill Road). After toll, right on Spring Hill Road. Left at first light onto Jones Branch Drive, Fairfax Building is one-half mile on the left.

o NATIONAL AIRPORT
  George Washington Parkway (9 miles) to McLean Exit onto Route 123 South, continue towards Tysons Corner (5.5 miles). Right at light next to Tysons Corner Center onto Tysons Boulevard. Right onto Galleria Drive. Right onto Jones Branch Drive; Fairfax Building is one mile on the right.

MARYLAND AND POINTS NORTH:

o BELTWAY
  I-495 to Exit 11B (Route 123 South-Tysons Corner). Right at first light onto Tysons Boulevard. Right onto Galleria Drive. Right onto Jones Branch Drive; Fairfax Building is one mile on the right.

WASHINGTON, DC:

o DOWNTOWN
  I-66 West to Exit 67 (Dulles Airport) to Exit 10A (Tysons Corner-Route 123 South). Right at light next to Tysons Corner Center onto Tysons Boulevard. Right onto Galleria Drive. Right onto Jones Branch Drive: Fairfax Building is one mile on the right.

VIRGINIA:

o MCLEAN
  Route 123 South. Right at light next to Tysons Corner Center onto Tysons Boulevard. Right onto Galleria Drive. Right onto Jones Branch Drive; Fairfax Building is one mile on the right.

o FAIRFAX AND VIENNA
  Route 123 North. Left at light next to Tysons Corner Center onto Tysons Boulevard. Right onto Jones Branch Drive; Fairfax Building is one mile on the right.

o RICHMOND AND POINTS SOUTH
  I-95 North to I-495 North to Exit 11B (Route 123 South-Tysons Corner). Right at first light onto Tysons Boulevard. Right onto Galleria Drive. Right onto Jones Branch Drive; Fairfax Building is one mile on the right.